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                                                                      Exhibit 13

[LOGO] FLEET

Jeff Burke
Principal, Equity Financial Products
Phone: 415-676-2876
Fax: 415-693-3223

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Syed F. Hussain                                                  June 27, 2001
c/o Impco Technologies, Inc.
17872 Cartwright Rd.
Irvine, CA 92807
Fax: 949-474-3686

Dear Mr. Hussain:

The following sets out the economic terms of the derivative transaction you executed with Fleet National Bank. A legal confirmation governed by the ISDA Master Agreement and setting out the final terms of this transaction will be provided subsequent to execution. The confirmation shall supersede this document upon its execution.

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
 Party A                                          Fleet National Bank
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 Party B                                          Syed F. Hussain
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 Contract Name                                    Variable Liquidity Contract
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 Reference Equity                                 Common shares of IMPCO Technologies, Ticker "IMCO"
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 Reference Shares                                 $56,929
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 Initial Reference Price                          $32.5514
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 Option Notional                                  $1,853,118.65
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 Lower Strike                                     $32.5514
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 Upper Strike                                     $40.6893
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 Initial Liquidity (Prepayment Amount)            $1,564,588.08
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 Trade Date                                       June 21, 2001
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 Start Date                                       June 27, 2001
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 Initial Liquidity Payment Date                   Three business days following the Start Date
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 Valuation Dates                                  Each of the five (5) consecutive business days prior to, and including, the
                                                  Final Maturity Date
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 Valuation Price                                  Shall be based upon the NASDAQ closing offer price at the close of trading of the primary trading session for the Reference Equity on each of the Valuation
                                                  Dates
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 Final Maturity Date                              January 15, 2004
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 Final VLC Settlement                             .    If the Valuation Price is less than or equal to the Lower Strike, Party B shall deliver:
                                                            (1)* (the Reference Shares)
                                                  .    If the Valuation Price is between the Lower Strike and the Upper Strike,
                                                       Party B shall deliver:
                                                            (Lower Strike/ Valuation Price) * Reference Shares
                                                  .    If the Valuation Price is greater than or equal to the Upper Strike,
                                                       Party B shall deliver:
                                                            ((Valuation Price - Upper Strike + Lower Strike) / Valuation Price) *
                                                            Reference Shares
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 Settlement Date                                  The Final VLC Settlement shares shall be delivered three business days after the
                                                  Final Maturity Date.

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 Collateral                                       Party A shall hold 100% of the Reference Shares as collateral for this transaction
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
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
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
Collateral Substitution                    Under certain circumstances, Party B may substitute approved form of collateral for the
                                           Reference Shares.
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Rehypothecation                            Party A, may, from time to time, rehypothecate the Reference Shares --
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Borrow Termination                         If the rebate rate associated with Party A borrowing shares of the Reference Equity falls to zero or if shares of the Reference Equity become unavailable for borrow through security lending intermediaries, Party A reserves the right to terminate the transaction
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Representations                            Party B represents on Trade Date that it is not in possession of any material non-public information concerning the Issuer; provided that, if Party B comes into possession or anticipates coming into possession of any material non-public information on the Trade
                                           Date, Party B shall immediately inform Party A of such anticipated or actual receipt of such information. "Material" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer
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Consequences of Merger Events              Share for Share: Alternative Obligation with Calculation Agent adjustment
                                           Share for Other: Cancellation and Payment
                                           Share for Combined: Cancellation and Payment
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Potential Adjustment Events                In addition to ISDA standard events, dividends, certain distributions or entitlements granted by the Issuer and potentially any shareholder rights such as poison pills.
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Events of Default, Termination Events,     At anytime during the transaction, the occurrence of any of the standard ISDA events or
and Additional Termination Events          the breach of certain net worth trigger or borrow termination.

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Calculation Agent                          Party A
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Tax, Legal, and Regulatory                 Party B has consulted with appropriate counsel and is not depending on Party A for Tax,
                                           Legal, and Regulatory advice.
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